Exhibit 5.1

350 East Las Olas Blvd., Suite 1750 Ft. Lauderdale, FL 33301-4211 Telephone: (954) 991-5420 Facsimile: (844) 670-6009 http://www.dickinsonwright.com

January 25, 2018

EnerJex Resources, Inc.

4040 Broadway, Suite 425

San Antonio, TX 78209

Re:	Form S-4 Registration Statement File No.: 333-221712
Offering of up to 241,599 Shares of 10% Series A Cumulative
Redeemable Perpetual Preferred Stock and 22,496,190 Shares of Common Stock of EnerJex Resources, Inc.

Ladies and Gentlemen:

We have acted as counsel to EnerJex Resources, Inc., a Nevada corporation (the “Company”), with respect to certain legal matters in connection with the filing of the Registration Statement on Form S-4 (No. 333-221712) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the registration by the Company of an aggregate of up to 241,599 shares (the “Shares”) of 10% Series Cumulative Redeemable Perpetual Preferred Stock, par value $0.001, and liquidation preference of $25.00 per share (the “Series A Preferred Stock”) and 22,406,190 shares of Common Stock, par value $0.001 (the “Common Stock”).

In connection with this opinion letter, we have made such investigations of law as we have deemed appropriate and we have examined the Registration Statement, the prospectus contained in the Registration Statement (the “Prospectus”), and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation, as amended, of the Company, the Amended and Restated Certificate of Designations, Rights, Number of Shares and Preferences with respect to the Series A Preferred Stock, to be filed with the Secretary of State of the State Nevada in the form attached as an exhibit to the Registration Statement (the “Certificate of Designations”), the Articles of Incorporation of the Company, the Bylaws of the Company, and such other documents, certificates, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

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	OHIO		TENNESSEE		TEXAS		TORONTO		WASHINGTON DC

Dickinson Wright PLLC

EnerJex Resources, Inc.

January 25, 2018

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, and assuming the Company will have made all necessary filings under Nevada law so that the Certificate of Designations shall become effective, we are of the opinion that the Shares and Common Stock will be duly authorized, validly issued, fully paid and nonassessable. We do not by this letter express any other opinion with respect to the Shares, Common Stock, or any other matter.

The opinions expressed herein are limited to the Nevada Revised Statues and the rules and regulations and reported judicial and regulatory determinations thereunder and we express no opinion with respect to the laws of any other state or jurisdiction. We expressly disclaim any obligation to advise you of any change in law or subsequent legal or factual developments that might affect any matter or opinion set forth herein.

We hereby consent to the use of this opinion as Exhibit _________ to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Sincerely,

/s/ DICKINSON WRIGHT PLLC

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	OHIO		TENNESSEE		TEXAS		TORONTO		WASHINGTON DC